SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

          GAMCO INVESTORS, INC.
                      11/18/04          121,200-             *DO
                      11/16/04           14,500-           10.5800
                      11/16/04           14,500-           10.5800
                      11/16/04           29,000            10.5800
                      11/16/04           29,000            10.5800
                      11/16/04           43,500-           10.5800
                      11/16/04           14,500            10.5800
                      10/07/04              500            11.4000
                      10/07/04              500-           11.4500
                       9/30/04              500            11.0000
                       9/28/04              500            11.0000
                       9/27/04            3,300            10.9964
                       9/27/04              500            11.0000
                       9/24/04              800            10.9500
                       9/22/04            3,900            10.6992
           GABELLI FUNDS, LLC.
               GABELLI CAPITAL ASSET FUND
                      10/01/04            3,500            11.0643

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.